EXHIBIT 21
As of December 31, 2006
A table of subsidiaries of Discovery Holding Company is set forth below, indicating as to each the state or jurisdiction of organization and the names under which such subsidiaries do business. Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

State/Country
Name	of Formation

4MC Limited	UK
AFA Products Group, Inc.	NJ
Ascent Media (Singapore) Pte. Ltd.	SINGAPORE
Ascent Media CANCOM, Inc. [dba A3]	DE
Ascent Media CANS, LLC	DE
Ascent Media Creative Services, Inc. [dba R!OT Santa Monica; R!OT Manhattan; R!OT Atlanta; Digital Symphony; Encore Hollywood; Level 3 Post; Method; POP Sound; FilmCore Editorial Santa Monica; FilmCore Distribution Hollywood; FilmCore Editorial San Francisco; FilmCore Distribution San Francisco; FilmCore Editorial New York]
CA
Ascent Media Creative Sound Services, Inc. [dba Modern Music; Signet Sound; Soundelux Design Music Group; Soundelux; The Hollywood Edge; Todd-AO Burbank; Todd-AO Hollywood; Todd-AO Radford; Todd-AO Vine Street Studios; Todd-AO West]
NY
Ascent Media GP Ltd.	UK
Ascent Media Group (Isle of Man) Limited	ISLE OF MAN
Ascent Media Group Limited	UK
Ascent Media Group, LLC [dba Visiontext]	DE
Ascent Media Holdings Limited	UK
Ascent Media Holdings Ltd.	SINGAPORE
Ascent Media Holdings, Inc.	DE
Ascent Media Limited	UK
Ascent Media Management Services, Inc.[dba Level 3 Post; Digital Transform; Ascent Media DVD Burbank; Ascent Media Laboratory; Ascent Media Management Services:
Burbank; Ascent Media Management Services: Hollywood; Ascent Media Syndication Services; Ascent Media Digital Media Center; Ascent Media Vault; Ascent Media Management Services East; Blink Digital; Cinetech]
DE
Ascent Media Network Services Europe Limited	UK
Ascent Media Network Services, LLC [dba Vido Rentals]	CA
Ascent Media Pte. Ltd.	SINGAPORE
Ascent Media Systems & Technology Group, Inc.	DE
Ascent Media Systems & Technology Services Limited	UK
Ascent Media Systems and Technology Services, LLC	DE
Ascent Media UK Limited Partnership	UK
Bobco Productions, LLC [dba Method Labs; Lucy Films]	DE
Co 3 London Limited	UK
Company 3 New York, Inc.	DE
Company 3, Inc.[dba Company 3; CO3]	DE
DHC Pramer Acquisition, Inc.	DE
Four Media Company, LLC [dba Digital Image, Image Laboratory; Method; Todd Studios Burbank; Todd Burbank; Stream]	DE
Hyper TV Productions, LLC	CA
Liberty Animal, Inc.	DE
Liberty Livewire Limited	UK
Liberty Livewire LLC	DE
LMC Discovery, Inc.	CO
London Playout Centre Limited	UK
Method London Limited	UK
One Post Limited	UK
R!OT London Limited	UK
Rushes PostProduction Limited	UK
Rushes Television S.A. de C.V.	MEXICO
Servicios Administrativos de Post Produccion S.A. de C.V.	MEXICO
Soho 601 Digital Productions Limited	UK
Soho Group Limited	UK
Soho Images Limited	UK
Sound One Corporation	NY
Soundelux London Limited	UK
St. Anne’s Post Limited	UK
Stream Digital Media Limited	UK
Studio Film and Video Holdings Limited	UK
SVC Television Limited	UK
Tele-Cine Limited	UK
TGS, Inc.	VA
The London Switch Limited	UK
Todd A-O Europe Holding Company Limited	UK
Todd-AO Filmatic Limited	UK
Todd-AO UK Limited	UK
Todd-AO, Espana	CA
TVI Limited	UK
TVP Videodubbing Limited	UK
Video Time 1999 Limited	UK
Visiontext Limited	UK
VSC MAL CORP.	DE
XTV Limited	UK